AGREEMENT OF LEASE BETWEEN

LONG ISLAND HIGH TECHNOLOGY INCUBATOR, INC.,

LANDLORD

AND

APPLIED DNA SCIENCES, INC.,

TENANT

50 Health Sciences Drive
Stony Brook, New York

AGREEMENT OF LEASE

This Agreement of Lease (this “Lease”), dated as of 6/14, 2013, is by and between LONG ISLAND HIGH TECHNOLOGY INCUBATOR, INC., a nonprofit educational corporation existing under the laws of the State of New York, having its principal place of business located at 25 Health Sciences Drive, Stony Brook, New York 11790, hereinafter referred to as “Landlord”, and Applied DNA Sciences, Inc., having its principal place of business located at 25 Health Sciences Drive, Stony Brook, New York 11790, hereinafter referred to as “Tenant”.

WHEREAS, the New York State Legislature (hereinafter called the “Legislature”) has determined that the development and operation of a high technology incubator with related service, business and technical facilities on the campus of the State University of New York at Stony Brook (the “Stony Brook Campus”) fulfills a necessary and desirable public purpose and promotes employment and educational opportunities within the Long Island Region served by the State University of New York at Stony Brook (“SBU”); and

WHEREAS, the Legislature finds that encouraging the development of high technology incubator space at institutions of higher education has heretofore been declared to be the policy of New York State; and

WHEREAS, the Legislature enacted certain legislation to enable the Trustees of the State University of New York (the State University of New York being hereinafter referred to as “Overlandlord”) to enter into a lease (“Ground Lease”) with Landlord for the development, construction and operation of industrial and high technology incubator space and research and development facilities on a portion of the Stony Brook Campus, said enabling legislation being hereinafter referred to as the “Enabling Act”; and

WHEREAS, the Enabling Act has become Chapter 304 of the Laws of 1988; and

WHEREAS, such facility is located at 25 and 50 Health Sciences Drive, Stony Brook, NY 11790, as more particularly shown on Exhibit A attached hereto and made a part hereof (the “Facility”); and

WHEREAS, Landlord and Tenant believe that Tenant qualifies as a high technology company in the area of DNA encryption technology, as provided in the January 22, 1986 Resolution of the State University of New York Board of Trustees “Use of University Facilities by Emerging Technology Enterprises” (SUNY Document Number 5604; furnished upon request); and

WHEREAS, Tenant has developed competence and expertise in technical matters relating to DNA encryption, counterfeit protection, and authentication, as well as expertise in development of a biotechnology company, and wishes to support the goals and objectives of SBU as outlined in Attachment A annexed hereto; and

WHEREAS, Tenant wishes to support growth of future emerging high technology companies in the incubator program at the Facility and will contribute to such program as an anchor tenant at the Facility and use the Premises for purposes consonant with the provisions of Chapter 304 of the Laws of 1988 and with the mission and programs of SBU as articulated by the Board of Trustees of SBU in the “Program Policy Statement” contained in Schedule C of the Ground Lease; and

WHEREAS, Tenant currently occupies certain premises in the building known as 25 Health Sciences Drive, Stony Brook, New York pursuant to a sublease between Landlord and Tenant dated November 1, 2005; and

WHEREAS, Tenant desires to relocate to and lease from Landlord the entire building known as 50 Health Sciences Drive (the “Building”) pursuant to the terms herein.

WHEREAS, Tenant’s occupancy of the Building will support Overlandlord, Landlord and the Stony Brook Campus to continue to prepare itself and its students for participation in a high technology economy engaged in research, development and commercialization efforts vital to the educational mission of SBU.

NOW, THEREFORE, in consideration of ten ($10.00) dollars and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1.             Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Building, which Landlord and Tenant agree consists of approximately 30,000 rentable square feet (the “Premises”) together with the right to use in common with Overlandlord, Landlord and others, the parking area and grounds located within the Facility and all public or private streets, roads, highways, alleys, driveways, sidewalks, easements, rights of way and appurtenances which give vehicle or pedestrian access to the Premises as more particularly shown on Exhibit A annexed to this Lease. Under State University Board of Trustees resolution of January 22, 1986 and further referenced in paragraph (b) of the Patents and Inventions Policy of State University of New York dated September 19, 1979, and amended November 16, 1988, the Premises are considered Tenant facilities and not state university facilities for purposes of patent and copyright ownership.

2.            Term. The term of this Lease shall be for two years and eleven and one half months from June 15, 2013 (“Commencement Date”) through May 31, 2016, (“Expiration Date”) -unless earlier terminated or extended in writing in accordance with the terms of this Lease.

3.             Rent. The rent payable hereunder is $449,142 per year, which sum shall be payable in equal monthly installments of $37,428.50 on the first day of each month during the term of this Lease. Rent payable by Tenant under this Lease shall be paid when due without prior demand therefor and without any deductions or setoffs or counterclaims whatsoever.

Any sums of money required to be paid under this Lease by Tenant in addition to the Rent herein provided, shall be deemed “Additional Rent” due and payable after demand therefor with the Rent next due (provided Tenant shall have been given ten (10) days’ notice of any such Additional Rent) or as may be otherwise provided herein. Such Additional Rent shall be deemed to be and shall constitute Rent hereunder and shall be collectible in the same manner and with the same remedies as if they had been Rent originally reserved herein. Tenant’s obligation to pay Additional Rent accruing during the term of the Lease shall survive the earlier termination and/or expiration of the term of this Lease. If Landlord receives from Tenant any payment less than the sum of the monthly Rent including Additional Rent and other charges then due and owing, Landlord, in its sole discretion, may allocate such payment in whole or in part to any Rent, any Additional Rent, and/or other charge then due or to any combination thereof.

Installments of the Rent and any Additional Rent payable hereunder shall be made payable to Landlord or to such other party as Landlord may designate from time to time by written notice to Tenant hereunder. Rent for any partial month during the term of the Lease shall be ratably apportioned based on the actual number of days therein.

4.             Services. Landlord shall supply all ordinary and necessary water, gas, electrical, and sewage services to Tenant and Tenant shall pay the charges for such services at the same rates charged by the local public utility companies providing such utility, or at such discounted rate as may be available to Tenant or Landlord within thirty (30) days of Tenant’s receipt of a bill for the same. In addition, such services that have not been separately metered (water and sewer) may be separately metered by Landlord and Tenant agrees to pay for such services in accordance with such metering as set forth above. Should Landlord decide to separately meter the Premises, the installation, maintenance and/or repair of such meters shall be Landlord’s sole responsibility and at Landlord’s sole cost and expense. Tenant may avail itself of other campus services at established third-party rates. The parties acknowledge that Tenant is eligible for discounts on such services as set forth under the Excelsior contract with New York State.

All activities of the Tenant involving the facilities and services of SBU will be consistent with applicable policies and guidelines of SBU.

Except as otherwise expressly provided in this Lease, Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity, quality or supply of electric current furnished to the Premises for any cause beyond Landlord’s reasonable control. No diminution or abatement of Rent, Additional Rent, or other compensation shall be or will be claimed by Tenant, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruptions, stoppages or curtailments, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial eviction from the Premises, unless such interruptions, stoppages or curtailments have been due to the arbitrary, willful or negligent act, or failure to act, of Landlord.

5.            Changes and Alterations. Tenant shall have the right to make decorative alterations, such as painting, wall coverings and floor coverings (collectively “Decorative Alterations”) without Landlord’s consent. In addition, Tenant shall have the right to make non-structural changes to the Premises which do not adversely affect any building systems and do not exceed $100,000.00 per year in the aggregate, without Landlord’s consent, provided that Tenant provides Landlord with a copy of any existing plans and/or sketches prior to the commencement of work. However, Tenant shall not make any other changes to the Premises, or any part thereof, without Landlord’s consent and Landlord’s agent consent (currently the Office of Campus Planning, Design and Construction hereinafter referred to as “PDC,” at SBU), which consent shall not be unreasonably withheld, conditioned or delayed. Within fifteen (15) days of Landlord’s receipt of any request by Tenant for approval of proposed changes to the Premises, Landlord shall approve or disapprove (stating in reasonable detail the reasons for any disapproval) such request. If Landlord fails to approve or disapprove such request within said fifteen (15) day period, Landlord’s consent to such changes shall be deemed given. All work must be approved for compliance with applicable building codes and energy conservation codes by the CPDC Code Compliance Manager prior to the start of any work. At Tenant’s request, Landlord shall join in any applications for any authorizations required from any authority in connection with any approved alterations and otherwise cooperate, without cost, with Tenant regarding the same. Plans prepared by Tenant shall be provided to Landlord in connection with all alterations. All alterations for which the Landlord has provided its written consent pursuant to this Section shall be accomplished at Tenant’s expense by contractors approved in writing by Landlord, such consent not to be unreasonably withheld, conditioned, or delayed. Should Landlord fail to respond to any request to approve any contractor within fifteen (15) days after such request, such contractor(s) shall be deemed approved.

With respect to any alterations described herein, Tenant agrees that it shall: (i) obtain, prior to commencing any alterations and at its own expense, all permits, approvals and certificates required by any governmental or quasi-governmental authorities and provide to Landlord, upon completion, any necessary certificates of final approval thereof as well as duplicates of all such required permits, approvals and certificates; and (ii) cause its contractors and subcontractors to carry such workers’ compensation, general liability, and personal property damage insurance as Landlord may reasonably require.

All installations installed in the Premises at any time, either by Tenant or Landlord on behalf of Tenant, shall be surrendered with the Premises (unless as to any structural alterations or other types of alterations such as chemical storage areas, radioactive areas, walk-in cold or warm rooms, changes to slab flooring, reinforcing dividing walls, installation of blow-out safety devices/windows, roof penetrations or the like and that create a permanent impediment for future use of the Premises, Landlord, by written notice to Tenant given with its consent to such alterations, elects to have them removed by Tenant, in which event the same shall be removed by Tenant at Tenant’s expense upon expiration of the term of this Lease.) All installations installed in the Premises at any time (excluding movable fixtures, trade fixtures, attached furniture, personal property not constituting leasehold improvements, and specialty installations), either by Tenant or Landlord on behalf of Tenant, shall, upon installation, become the property of Landlord.

6.            Tenant Repairs and Maintenance. Tenant shall take proper care of the Premises including repair and maintenance of plumbing, gas, electric, heating, cooling, ventilation, compressed air and other building systems serving the Premises exclusively.

7.             Landlord Repairs and Maintenance. Notwithstanding anything above to the contrary, Landlord shall, at its sole cost and expense, replace the HVAC systems and all equipment and fixtures located outside the Premises but serving the Premises at the end of their useful lives or as may otherwise be necessary or required, unless such replacement is necessary due to damage to such systems, equipment or fixtures caused by Tenant or its agents or employees. In addition, Landlord, at its sole cost and expense, shall repair, maintain and replace, as necessary or required, the structure and roof (including the roof membrane) of the Premises and make all other structural repairs and replacements to and in the Premises as are necessary or required to keep the same in good condition and repair. Landlord agrees that it shall install a new roof on the Premises within twelve (12) months after the Commencement Date. Landlord shall further (i) maintain and make all necessary repairs to the Common Areas (as defined below) including keeping the same clear of snow, ice and debris, (ii) keep the Common Areas in good condition in a first class, high grade manner consistent with reputable business standards and practices, (iii) keep the Common Areas in compliance with all applicable federal, state and local laws and regulations and insurance requirements and (iv) at no additional cost to Tenant, keep all parking areas adequately lit at all times. “Common Areas” shall mean the areas and equipment at the Facility, the Premises or of any other land or property made available by Landlord for the safety, benefit or convenience of the Tenant and Tenant’s employees or invitees, including but not limited to, parking areas, driveways, truck service ways, sidewalks and curbs; entrances and exits from the adjacent streets; traffic lights, traffic islands, landscaped areas; fencing; lighting facilities; sprinkler system serving landscaped areas or buildings; sewage system; directional or safety signs; pylon signs and sign panels which identify the Premises. Notwithstanding anything to the contrary herein, if Overlandlord fails to keep the access roads serving the Facility clear of snow at any time during the term of this Lease and if Landlord is unable to provide such service, Tenant may, after notice to Landlord (which may be oral) and an opportunity to cure (which shall not exceed four (4) hours), perform such snow removal, and Landlord shall pay the actual reasonable costs incurred by Tenant. Such request shall be reasonably supported by invoices for the work that has been completed.

Tenant shall be solely responsible for the disposal of all waste in the Premises; provided, however, Landlord shall, at its sole cost and expense, promptly dispose of and remediate any pre-existing Hazardous Materials (as hereinafter defined) at the Premises. Subject to Landlord’s repair obligations and except as otherwise expressly provided herein, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises.

Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Premises or in and to the fixtures, appurtenances or equipment thereof in accordance with the provisions of this Lease. Landlord agrees that in performing any repairs, alterations, additions or improvements in or to any portion of the Premises or the Facility or in or to the fixtures, appurtenances or equipment thereof, Landlord shall use commercially reasonable efforts not to interfere with Tenant’s conduct of its business at the Premises. The provisions of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 22 hereof.

8.            Security Deposit. Tenant agrees to provide an amount equal to $50,000.00, as a security deposit to be held by Landlord in trust in a separate, non-interest bearing account for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. If Tenant pays the rents and performs all of its other obligations under this Lease, Landlord will return the unused portion of the security deposit within thirty (30) days after the end of the term of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease beyond applicable notice and cure periods, including, but not limited to, the payment of Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may reasonably expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the sum stipulated above.

In the event of a sale or assignment of Landlord’s leasehold interest in the Building, Landlord shall have the right to transfer the security to the assignee. Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new landlord solely for the return of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

9.   Rules and Regulations. Tenant shall comply with established Landlord and SBU regulations (including, but not limited to, SBU environmental rules and regulations) and policies provided that same are not discriminatorily applied within the Facility and copies thereof shall be delivered to Tenant in advance of the enforcement thereof, and all laws, rules, orders, regulations, and the requirements of federal, state and municipal governments applicable to Tenant’s use of the Premises. Tenant shall obtain and keep in force at its sole cost and expense any permits or licenses which may be required in this jurisdiction for conduct of its operations and shall exhibit same to Landlord or SBU upon request.

10.   No Relationship Between Tenant and SBU or NYS. Tenant specifically agrees that, notwithstanding anything contained herein to the contrary, this Lease does not create a relationship of landlord and tenant between the State of New York or the State University of New York and Tenant regarding the use of New York State controlled property including the Premises to which this Lease relates.

11.   Conflict Between Lease and New York State or SBU. Tenant specifically agrees that any portion of this Lease which relates to the use of New York State controlled property and which is inconsistent with the laws of New York State or which in any way conflicts with the purpose or objective of the State University of New York or SBU shall be void and of no further force and effect.

12.   Condition of Premises. Landlord shall deliver the Premises to Tenant broom clean, free of all tenancies and in compliance with all applicable laws. Except as set forth in the preceding sentence or as specifically set forth elsewhere in this Lease, Tenant agrees to accept the Premises as-is and, except as set forth above, specifically agrees to pay all additional costs related to any alterations of the Premises during the term of this Lease. Landlord shall not be required to provide furnishings, fixtures or decorations in the Premises. At Tenant’s sole cost and expense, Landlord will permit Tenant to install equipment, furniture and furnishings in the Premises and the removal of Tenant’s equipment, furniture and decorations at the end of the term of this Lease, or upon any extension or earlier termination thereof. In the event Tenant fails to so remove any of its equipment, furniture and decorations, same shall be deemed abandoned and Landlord may do so at Tenant’s expense. Landlord shall ensure that the plumbing, electric, heating and cooling systems and the elevators are fully operational and in good working order before the Commencement Date.

13.           Use. Tenant shall use and occupy the Premises for purposes of developing technology related to DNA encryption, biotech security, counterfeit protection, and authentication and for any other related and lawful purpose, which uses (those expressly set forth herein and any related thereto) are consistent with the Program Policy Statement set forth in the Ground Lease (“Permitted Use”). Tenant shall have the right, so long as this Lease shall remain in effect, to enter upon the SBU campus for the purposes set forth herein. However, if, in the reasonable judgment of Landlord, any activity of Tenant or its personnel or clients is deemed incompatible with the purposes contemplated by this Lease, then such activity shall constitute a default by Tenant under this Lease if the same is not altered within thirty (30) days after Tenant’s receipt of Notice from Landlord of such incompatibility or such earlier time period as may be provided under the Ground Lease.

14.           No Representation. Tenant specifically agrees not to hold itself out as representing the State of New York, the State University of New York, The Research Foundation of SUNY, SBU or Landlord in connection with the use of New York State owned property to which this Lease relates, if any, nor shall the name of the State of New York, the State University of New York, The Research Foundation of SUNY, SBU or Landlord be used by Tenant for any purpose without prior, specific written approval of the party whose name is to be used.

15.           Indemnification and Hold Harmless. Tenant assumes all risks incidental to its use of the Premises, appurtenances and surrounding grounds. Tenant shall be solely responsible for any and all accidents and injuries to persons (including death) caused by the acts or omissions of Tenant, including to Tenant’s agents, employees, licensees and invitees. Tenant shall be solely responsible for property damage caused by the acts or omissions of Tenant, its agents, employees, licensees and invitees. Tenant hereby covenants and agrees to indemnify and hold harmless the State of New York, the State University of New York, The Research Foundation of SUNY, SBU or Landlord and their respective directors, shareholders, members, contractors, managers, principals, trustees, officers employees, agents, contractors and assigns (collectively, the “Indemnified Parties”) against and from (i) any and all claims against the Indemnified Parties of whatever nature arising from any acts or omissions of Tenant, its contractors, licensees, subtenants, agents, servants, employees, invitees or visitors, (ii) all claims against the Indemnified Parties arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Premises, and (iii) all claims against the Indemnified Parties arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Facility, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant’s agents, employees, subtenants, invitees or visitors (collectively “Claims”). This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, reasonable costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Tenant further agrees, upon request, to assume the defense of and to defend, at its own cost and expense, any such Claims brought at any time against the Indemnified Parties.

16.           Insurance. During the term, Tenant shall maintain with responsible companies reasonably approved by Landlord:

                                   (i)               Intentionally Omitted;

(ii)             Commercial General Liability Insurance against all claims, demands or actions for personal injury to or death of any person in an amount of not less than $1,000,000.00 per occurrence liability limit, umbrella liability coverage of $4,000,000.00 and not less than $1,000,000.00 general aggregate liability limit for damage to property made by or on behalf of any person, arising from, related to, or in any way connected with the conduct and operations of Tenant’s use or occupancy of the Premises, or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors, which insurance shall name Landlord, the State of New York, the State University of New York, the Research Foundation of SUNY and SBU, the State of New York, and Landlord’s managing agent as additional insureds, and such insurance shall be endorsed to provide that the insurance shall be primary and not contributory to any similar insurance carried by Landlord;

(iii)            fire insurance, with such extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements attached as Landlord reasonably may, from time to time, require, covering all fixtures and equipment, stock in trade, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about the Premises to the extent of at least 90% of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies;

(iv)             worker’s compensation insurance covering all persons employed by Tenant or in connection with any work performed by Tenant; and

(v)             business interruption insurance.

Nothing shall be construed herein to limit any of Tenant’s contractual obligations under the terms of this Lease except as otherwise expressly provided hereinabove, and the minimum limits of liability set forth in (ii) above may be achieved by including Tenant’s primary coverage and Tenant’s excess liability (umbrella) coverage allocable to the Premises.

All of Tenant’s insurance may be provided under blanket policies and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. All policies required pursuant to this Article or duly executed certificates for the same shall be deposited with Landlord not less than one (1) day prior to the day Tenant takes occupancy. Renewals of said policies shall be deposited with Landlord not less than fifteen (15) days prior to the expiration of the term of such coverage. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by the party suffering a loss, or being carried by another party under which the party suffering the loss is an additional insured or loss-payee or required to be carried by such party, or as to any coverage which Landlord waives Tenant’s obligation to provide insurance, the party suffering a loss, releases the other of and from any and all claims with respect to such loss to the extent of such insurance; and they further agree to evidence such waiver by endorsements in their respective insurance policies. In the event that an extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the written request of one party, the requirement that this release and nonsubrogation provision be contained in the other party’s insurance policy or policies is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Article shall be deemed to modify or otherwise affect releases elsewhere herein contained of either party from liability from claims.

During the term, Landlord shall maintain, and Tenant shall pay to Landlord as Additional Rent the premiums therefor, insurance against loss or damage by fire (and against such other risks as would be covered by “SPECIAL-FORM” insurance to the extent that such insurance is reasonably available), in an amount not less than 100% of the then full insurable value of the Building and building equipment. The term “full insurable value” shall mean the actual replacement value (excluding foundation and excavation costs) and said “full insurable value” shall be reasonably determined by Landlord or Landlord’s insurance carrier. Tenant shall pay to Landlord as Additional Rent the premiums for such insurance within thirty (30) days after bills therefor are mailed to Tenant.

17.           Notice. Any notice (“Notice”) to either party hereunder must be in writing, signed by the party giving it or such party’s attorney, and shall be served either by (i) hand delivery, (ii) certified mail, return receipt requested, or (iii) nationally recognized overnight carrier and addressed as follows:

TO LANDLORD:	TO TENANT:
Long Island High Technology Incubator, Inc.	Prior to the Commencement Date:
25 Health Sciences Drive	Applied DNA Sciences, Inc.

Stony Brook, New York 11790	25 Health Sciences Drive
Stony Brook, New York 11790;

Attn: Anilkumar- Dhundale, PhD	Attn: Chief Financial Officer

thereafter:
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790

Attn: Chief Financial Officer

WITH A COPY TO:	WITH A COPY TO:
Farrell Fritz, P.C.	Fulbright & Jaworski L.L.P.
1320 RXR Plaza	666 Fifth Avenue
Uniondale, NY 11556	New York, NY 10103
Attn: Robert E. Sandler, Esq.	Attn.: Merrill M. Kraines, Esq.

or to such other addresses as may be designated by the party giving it in writing. All Notices become effective upon (i) receipt, if delivered by hand, (ii) delivery, if delivered by overnight carrier, and (iii) three (3) days after posting, if delivered by certified mail.

18.          Renewal Option. Provided that Tenant is not in default hereunder past all applicable notice and cure periods at the time of the election of the respective renewal term or the date of commencement of same, Tenant shall have the right to renew this Lease at its option for two (2) additional three (3) year periods, commencing at the end of the then current term (the “renewal term”), by providing written notice of its intent to renew to Landlord at least one hundred and eighty (180) days prior to the expiration of the then current term of this Lease, time of the essence. If the option to renew is exercised by Tenant, the renewal period shall be upon the same terms and conditions as set forth herein except that the Rent for the renewal term shall be subject to increase but not decrease, based upon the percentage increase, if any, in the Consumer Price Index during the initial term of this Lease as more fully set forth below:

(a)
The term “Consumer Price Index” or “CPI” shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, all items, relating to New York, New York - Northeastern New Jersey, for Urban Wage Earners and Clerical Workers with 1982/1984=100, as the basis of calculation.

(b)	The term “Base Price Index” shall mean the CPI for the month of May, 2013.

(c)
The Rent for a renewal term shall be calculated by increasing the Rent in effect during the initial term of this Lease by that amount derived by multiplying $449,142 by a percentage equal to a fraction, the numerator of which shall be the excess, if any, of the CPI for the month immediately preceding the commencement date of the renewal term over the Base Price Index, and the denominator of which shall be the Base Price Index.

(d)
In the event that the Consumer Price Index ceases to use 1982/1984=100 as the basis of calculation or if a substantial change is made in the terms or number of items contained in the CPI or if the CPI is altered, modified, converted or revised in any other substantial way, then Landlord and Tenant shall agree upon the use of an alternative and reliable governmental publication evaluating substantially all the information used in determining the CPI and which most closely resembles the CPI in order to effectuate the intent of the parties as set forth above.

19.           Additional Terms and Conditions. In addition to those otherwise set forth herein, this Lease is subject to the following terms and conditions:

(a)	General institutional services provided to the Tenant by SBU at the request of Tenant must be paid for promptly after receipt by Tenant of a bill for the same.

(b) Tenant may provide employment opportunities for SBU students during the academic year subject to student employment policies.

 20.           Subletting and Assignment. Tenant shall not sublease, assign, mortgage, pledge, encumber the Premises or in any manner transfer the Lease or part thereof without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed unless such sublease shall be in conflict with the stated purposes in the January 22, 1986 Resolution of the State University of New York Board of Trustees “Use of University Facilities by Emerging Technology Enterprises” (SUNY Document Number 5604; furnished upon request), and the Incubator Guidelines and Procedures of the State University of New York at Stony Brook (furnished upon request). Landlord may assign this Lease in accordance with existing mortgage and loan agreements or otherwise, provided that any assignee delivers to Tenant an assignment and assumption agreement and any new mortgagee delivers to Tenant a subordination and non-disturbance agreement in the customary form of such mortgagee. This Lease shall not constitute a partnership or joint venture agreement between the parties hereto.

Except where Tenant is a publicly traded corporation, any assignment, transfer, disposition, sale or acquiring of a controlling interest in Tenant to or by any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related and unrelated transactions shall be deemed to constitute an assignment of the Lease. For purposes of the immediately preceding sentence, a “controlling interest” of Tenant shall mean fifty (50%) percent or more of the aggregate issued and outstanding equitable interest (whether stock, partnership interest or otherwise) thereof.

Notwithstanding anything to the contrary herein, Tenant shall have the right, without the consent of Landlord, to assign its interest in this Lease or sublease the Premises to a parent, subsidiary or affiliate of Tenant, any entity under common control with Tenant or any entity which is a direct or indirect successor to Tenant either by merger or consolidation, or in connection with the transfer of all of the business and assets of the Tenant or a public offering of Tenant’s stock. No such assignment or sublease shall be valid unless, within ten (10) days after the effective date thereof, Tenant shall deliver to Landlord (i) a duplicate original instrument of assignment or sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (ii) in the case of an assignment, an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of and to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed. Nothing herein shall be construed to release assignor from any of its obligations under this Lease in the event of any assignment of this Lease.

Notwithstanding anything to the contrary herein, Landlord shall not unreasonably withhold its consent to any assignment or subletting of all or a portion of the Premises provided that the following further conditions shall be fulfilled:

1.           Tenant shall not then be in default hereunder beyond the time herein provided, if any, to cure such default;

2.           The proposed assignee or subtenant shall be engaged in a business, and propose to use the Premises for the Permitted Use and in accordance with the Ground Lease; and

3.            In Landlord’s reasonable judgment the proposed assignee or subtenant shall have a financial standing acceptable to Landlord, taking into consideration Tenant’s obligations under this Lease, and is engaged in a business on the Premises or the relevant part thereof, which is limited to a use substantially similar to the use expressly permitted under this Lease. Nothing shall be construed herein to release assignor from any of its obligations under this Lease in the event of such assignment of this Lease. Notwithstanding anything to the contrary herein, if Landlord has not responded to Tenant’s request for Landlord’s consent to any assignment or subletting within thirty (30) days, Landlord’s consent shall be deemed given.

Nothing in this Lease or any assignment, subletting, encumbrance or transfer of this Lease or any part thereof shall be deemed to permit the use of the Premises in any manner other than that authorized by Article 13 of this Lease without the prior consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

 21.          Default. Each of the following is a “Default” by Tenant under this lease: If Tenant (i) fails to pay any the Rent, any additional rent or other charges as herein specified and such failure continues for ten (10) days after Tenant’s receipt of written notice from Landlord specifying such failure, (ii) fails to fulfill any of the covenants, agreements or obligations of this Lease and such failure continues for thirty (30) days after Tenant’s receipt of written notice from Landlord specifying such failure, or, if such default cannot reasonably be cured within thirty (30) days, so long as Tenant has undertaken and is diligently pursuing a cure for such default, the same shall not be considered a Default, or (iii) if Tenant fails to comply with any laws, rules, regulations or requirements of the Federal, State or local governments or of SBU applicable to Tenant’s use of the Premises and such failure continues for thirty (30) days after Tenant’s receipt of written notice of the same (or such shorter notice if necessary due to any event of emergency), or (iv) if Tenant shall file, or there shall be filed against Tenant, a petition in bankruptcy or insolvency and such petition is not withdrawn within one hundred twenty (120) days of the filing of the same, or (v) if Tenant shall be adjudicated a bankrupt, or make an assignment for the benefit of creditors, or take advantage of any insolvency act.

In the event of one or more of such Defaults, Landlord shall have the right to terminate this Lease upon fifteen (15) days written Notice to Tenant (the “Termination Notice”) and this Lease shall terminate on the fifteenth day after receipt by Tenant of such Termination Notice. In such event, (i) Rent and Additional Rent under this Lease up to the date of termination shall be immediately due and payable, together with such reasonable expenses as Landlord may incur for reasonable attorneys’ fees, brokerage fees and/or putting the Premises in good order or for preparing the same for re-rental; (ii) Landlord may re-let the Premises or any part or parts thereof, either in its own name or otherwise, for a term or terms which may, at its option, be shorter or longer than the period which would otherwise have constituted the remainder of the term of this Lease and may grant concessions or free Rent, to such extent as Landlord in Landlord’s reasonable judgment considers advisable and necessary to re-let the same; and (iii) Tenant or its successors shall also pay the Landlord as liquidated damages for the failure of Tenant to observe and perform its covenants contained herein any deficiency between the Rent and Additional Rent hereby reserved and the net amount, if any, of the rents collected on account of any lease or leases of the Premises or parts thereof to a third party in an arm’s-length transaction, for each month of the period which would otherwise have constituted the remainder of the term of this Lease. In computing such liquidated damages, there shall be added to said deficiency such reasonable expenses as Landlord shall incur in connection with such re-letting, such as reasonable attorneys’ fees, brokerage, advertising and for restoring the Premises to or keeping same in good working order. Any such liquidated damages shall be paid in monthly installments in the manner specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Upon Landlord’s permitted entry hereunder, Landlord, at its option, may make such alterations, repairs, replacements and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of re-letting the Premises, and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for reasonable failure to collect the Rent thereof under such re-letting, and, in no event shall Tenant be entitled to receive any excess of such net rent collected above the sums payable by Tenant to Landlord hereunder. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation of Tenant of any of the covenants and conditions of this Lease, or otherwise. In the event of any such default, reentry, expiration or dispossession, Tenant and its personnel shall immediately vacate the Premises and Landlord may (but without obligation) re-enter and re-let the Premises, without liability of any kind to Tenant. Termination by Landlord as set forth above shall not relieve the Tenant of its obligations under this Lease and shall impose no obligation upon Landlord to make any effort or incur any expense to re-let the Premises; provided, however, that if Landlord does re-let the Premises then Tenant shall receive a credit for any rent received by Landlord after deducting any actual out-of- pocket expenses, reasonable attorneys’ fees or actual brokerage commissions incurred in re-letting the Premises. Landlord may without additional notice re-enter the Premises, and dispossess Tenant and the legal representative of Tenant or other occupant of the Premises by summary proceedings and hold the Premises as if this Lease had not been made, and Tenant and its legal representative or other occupant of the Premises hereby waive the service of notice of intention to re-enter or to institute legal proceedings to that end.

In the case of any such default beyond applicable grace, notice, and cure periods and subsequent re-entry, expiration and/or dispossess by summary proceedings or otherwise, as aforesaid, the Rent and Additional Rent due at the time of said default shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration.

It is stipulated and agreed that in the event of the termination of this Lease pursuant to the provisions of this Article, Landlord shall forthwith, notwithstanding any other provisions of this Article or of this Lease to the contrary, in lieu of its remedies contained in the foregoing paragraph, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rent and Additional Rent for the unexpired portion of the term of this Lease and the then fair market value rental of the Premises, discounted at the rate of four (4%) percent per annum to present worth.

 22.          Casualty. In the event of a partial or total destruction of the improvements on the Premises, Tenant shall repair, restore, replace, or reconstruct the affected improvements within one hundred eighty (180) days after the receipt by Tenant of insurance proceeds, subject to force majeure events, or if the Premises cannot be repaired, restored, replaced, or reconstructed within such one hundred eighty (180) day period, within a reasonable time thereafter provided that Tenant diligently prosecutes such repair, restoration, replacement, or reconstruction to a condition comparable to their condition at the time of such destruction, subject to applicable law at the time of such repair, restoration, replacement, or reconstruction. Landlord shall promptly endorse any checks payable to Landlord or jointly payable to Landlord and Tenant (and, if applicable, Leasehold Mortgagee), in connection with such proceeds and shall deliver the same to Tenant, in trust to pay the costs of such repair, restoration, replacement, or reconstruction or deposit them as provided below:

(i)            If the proceeds do not exceed $250,000, Landlord shall pay the proceeds to the Tenant, which proceeds Tenant agrees shall be received in trust to pay the costs of such repair, restoration, replacement, or reconstruction; or

(ii)           If the proceeds exceed $250,000 (the “Major Casualty Proceeds”), such Major Casualty Proceeds shall be deposited into a trust account of Landlord and Tenant, controlled by both Landlord and Tenant, to be held at a federally insured bank selected by Tenant with its principal office in the State of New York and having capital of not less than $200,000,000, and to be used solely for such repair, restoration, replacement, or reconstruction, which Major Casualty Proceeds shall be disbursed to Tenant as follows:

Landlord shall authorize the Major Casualty Proceeds to be disbursed to Tenant from such trust account, from time to time, but not more often than once a month, within thirty (30) days after receipt by Landlord of (a) with respect to any costs incurred by Tenant for any engineering, architectural or other professional fees, a paid invoice therefor, or (b) with respect to all other requisitions, (i) a request for payment executed by Tenant and accompanied by a completed requisition for payment (in form issued by the American Institute of Architects), certified by Tenant’s architect stating: (w) the amount of payment being requested, (x) the percentage of completion attained with respect to the repair, restoration, replacement, or reconstruction of the Premises, and the total cost estimated to be incurred by Tenant with respect to such repair, restoration, replacement, or reconstruction, (y) the aggregate amount theretofore expended with respect to such repair, restoration, replacement, or reconstruction, (z) that the portion of such repair, restoration, replacement, or reconstruction theretofore completed has been completed to the satisfaction of Tenant’s architect, substantially in accordance with Tenant’s plans and specifications and substantially in compliance with all applicable laws, ordinances, regulations and requirements of all public authorities having jurisdiction over the Premises, (ii) invoices from the consultants, vendors, contractors, subcontractors or materialmen for which payment is requested, and (iii) lien waivers (with respect to such portion of such repair, restoration, replacement, or reconstruction being paid at such time, to the extent obtainable, and in any event with respect to those portions of such repair, restoration, replacement, or reconstruction for which payments have theretofore been made).

Tenant shall cause to be prepared and delivered to Landlord, for approval, a set of final plans and specifications with respect to such repair, restoration, replacement, or reconstruction setting forth a reasonable description of such repair, restoration, replacement, or reconstruction. Such plans and specifications shall include the identities of the proposed general contractors to whom Tenant proposes to offer such repair, restoration, replacement, or reconstruction work for bidding. Landlord and Overlandlord shall have ten (10) days from receipt of such plans and specifications to review the same and to advise Tenant in writing of any respect in which Landlord reasonably determines such plans and specifications need to be modified in order to protect the safety and structural integrity of the Premises. Landlord and Tenant shall cooperate in good faith in meeting Tenant’s operational requirements and Tenant’s time requirements for completing such repair, restoration, replacement, or reconstruction.

Tenant will begin such repair, restoration, replacement, or reconstruction as soon as reasonably practicable after delivery of the insurance proceeds therefor to Tenant and will prosecute such repair, restoration, replacement, or reconstruction to completion with diligence, subject, however, to force majeure events (as such term is hereinafter defined). Such repair, restoration, replacement, or reconstruction will be completed free and clear of mechanics or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any public authority affecting such repair, restoration, replacement, or reconstruction, and also in accordance with all requirements of the insurance rating organization, or similar body.

If the Premises shall be rendered totally or partially untenantable by reason of any such damage, all Rent and any Additional Rent payable hereunder shall be proportionately abated based on the portion(s) of the Premises rendered untenantable or unusable for the normal conduct of Tenant’s business until such time as such repair, restoration, replacement, or reconstruction of the Premises is completed, and Tenant has completed installations of Tenant’s equipment, movable fixtures, trade fixtures, attached furniture, personal property and specialty installations (such installations not to exceed sixty (60) days from the date of substantial completion of such repair, restoration, replacement or reconstruction of the Premises). Tenant hereby expressly waives the provisions of paragraph 227 of the New York Real Property Law, and of any successor law or like import then in force, and Tenant agrees the provisions of this paragraph shall govern and control in lieu thereof.

Notwithstanding the foregoing provisions of this Article 22, if during the last year of the term of this Lease, the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, or partially damaged or rendered untenantable to the extent of fifty percent (50%) or more of the rentable square feet of the Premises, then in such event Landlord or Tenant may give to the other party within ninety (90) days after such fire or other casualty notice of termination of this Lease and in the event such notice is given this Lease shall come to an end and expire upon the expiration of said ninety (90) days with the same effect as if the date of expiration of said ninety (90) days were the expiration date set forth herein and all Rent and any Additional Rent shall be apportioned as of such date and any prepaid portion for any period after such date shall be refunded by Landlord to Tenant and all fire and casualty insurance proceeds required hereunder shall be paid to Landlord.

23.           Estoppel Certificates. Landlord and Tenant shall, at any time and from time to time, within fifteen (15) days following its receipt of a request from the other party, sign, acknowledge and deliver to the requesting party a certification that (a) this Lease is in full force and effect and has not been modified (or, if modified, setting forth all modifications), (b) the date to which the Rent has been paid, (c) stating whether or not, to the best of its knowledge, there is then a default or any event has occurred which, with the serving of notice or the passage of time, or both would give rise to a default which would give either party the right to terminate this Lease, and (d) any other certification reasonably requested by Landlord or Tenant. It is intended that any such statement may be relied upon by anyone with whom the party requesting such certificate may be dealing.

24.            Requirements of Law. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirements of any governmental authority with respect to the Premises or the use or occupation thereof. Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, town, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises (and in the event such compliance can only be completed by Landlord, then Landlord shall effect such compliance at Tenant’s sole cost and expense, to the extent such cost and expense is reasonable and necessary); however, nothing set forth above shall require Tenant to make any structural alterations or repairs to the roof of the Premises unless such damage is caused by Tenant or its agents or employees. Tenant shall pay all reasonable costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Article.

25.            Access To Premises: Right To Perform. Landlord shall have the right upon reasonable advance written notice to Tenant, subject to all reasonable security precautions required by Tenant, to enter and pass through the Premises at reasonable times to examine the same to ensure that Tenant is in compliance with the terms of this Lease and to make such repairs, improvements or additions as Landlord may be required to make hereunder. Landlord may (upon reasonable advance written notice to Tenant) and accompanied by a representative of Tenant, exhibit the Premises to prospective purchasers or lenders (and to prospective tenants during the year prior to the expiration of the term of this Lease as may be extended by any remaining renewal options), at reasonable hours and without unreasonably interfering with Tenant’s business. If Tenant shall default in the observance or performance of any obligation of Tenant under this Lease, then, unless otherwise provided elsewhere hereunder, Landlord may, subject to the terms hereinabove, perform such obligation of Tenant without hereby waiving such default and if Landlord, in connection therewith, incurs any costs including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such costs with interest at the rate of twelve (12%) percent per annum, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor. Notwithstanding anything to the contrary herein, whenever Landlord or Overlandlord shall access the Premises, Landlord or Overlandlord, as applicable, shall be accompanied by a representative of Tenant (except in the case of emergencies when no such representative shall be available), shall use all commercially reasonable efforts to minimize any interference with Tenant’s business, and shall conform with Tenant’s security and confidentiality procedures for the Premises when accessing the Premises, provided such security and confidentiality procedures have been provided by Tenant to Landlord.

26.            Parking. Landlord hereby grants to Tenant on a non-exclusive basis the right to park for use by Tenant and Tenant’s guests and invitees in the automobile parking areas at the Facility. Landlord shall not be responsible to Tenant for enforcing Tenant’s rights set forth herein or for violation of said rights by other tenants of the Facility, by third parties, or guests or visitors to the Facility.

27.            Hazardous Substances. Neither Landlord nor Tenant shall cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Landlord or Tenant, its agents, employees, contractors or invitees except in quantities and in a manner not prohibited by applicable Governmental Laws (defined below) and in connection with Landlord’s or Tenant’s business or incidental thereto. Tenant further covenants and agrees that it shall not discharge any Hazardous Material in the ground or sewer disposal system. If Tenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on the Premises caused by Tenant, its employees, contractors, invitees, agents, servants, tenants or assigns, results in contamination of the Premises or if there is such a discharge, then Tenant shall (A) immediately give Landlord written notice thereof, and (B) indemnify, defend and hold harmless Landlord from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the term as a result of such breach, contamination, or discharge. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material within the Premises caused or permitted by Tenant results in any contamination of the Premises or any other part of the Land, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or any facility or property of Landlord to the condition existing prior to the introduction of any such Hazardous Material.

As used herein, the term “Governmental Laws” means all federal, state, regional, and local statutes, ordinances, rules, regulations, guidelines, and the like, and any notices and orders issued pursuant to any of the foregoing, concerning Hazardous Materials or public health and the environment. As used herein, the term “Hazardous Materials” means any pollutants, hazardous or toxic materials, substances or wastes, including, but not limited to: petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls (PCBs); urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes and medical wastes (including, without limitation, contaminated clothing, body fluids, contaminated medical instruments and equipment, catheters, used bandages, gauzes, needles and other sharps); and any chemicals, materials or substances designated or regulated, as hazardous or as toxic substances, materials, or wastes under any Governmental Laws.

Landlord and its agents shall have the right, but not the duty, to inspect the Premises as permitted by Article 25 of this Lease and without limitation to determine whether Tenant is complying with the terms of this Article. If Tenant is not in compliance with the provisions of this Article, and thereafter fails to comply with this Article within fifteen (15) days after written notice from Landlord, or if such compliance cannot be achieved within such fifteen (15) day period, and Tenant promptly commences and diligently proceeds to cure same, then within such additional reasonable time period, except that in the event of an emergency or where Landlord would otherwise suffer liability or damages for such non-compliance, no such cure period shall be required, Landlord shall have the right to immediately enter upon the Premises to remedy said noncompliance upon reasonable notice at Tenant’s expense and any expense incurred by Landlord shall be paid by Tenant upon demand and shall be deemed Additional Rent.

Tenant acknowledges that Tenant shall be solely responsible for the proper and legal disposal of all medical, toxic and so-called “red bag” waste, as same may be defined from time to time, by all regulatory authorities having jurisdiction. Landlord shall have no liability to any person or entity in this regard. Tenant shall comply with all regulations issued by the federal government, New York State, the County of Suffolk, or any other agency, municipality or regulatory authority having jurisdiction with respect to the generation, storage and disposal of such waste. In addition, Tenant shall be required, at its own cost and expense to contract with a licensed medical and toxic waste disposal company for the disposal of all syringes, needles and other medical, toxic and red bag waste. Tenant shall furnish Landlord with a copy of the contract for disposal and renewals thereof upon request therefor. Failure (a) to maintain the aforesaid contract continuously and to furnish Landlord with evidence that the contract is in full force and effect upon Landlord’s request, or (b) to properly dispose of all medical, radioactive, toxic and red bag waste, shall be a material default under this Lease. Any failure by Landlord to take any action with respect to obtaining from Tenant all contracts and renewals, shall in no way relieve Tenant of its responsibility to provide same and to dispose of all such medical, toxic and red bag waste pursuant to all applicable law. Tenant shall, and does hereby, indemnify Landlord and holds Landlord harmless from any damage, loss, liability, claims, actions or proceedings, including, but not limited to, attorney’s fees and any fines or penalties, arising out of or relating to Tenant’s failure to perform any obligation under this Article. This Article shall survive the termination or expiration of this Lease.

28.           Condemnation.   If (a) the parking facilities shall be acquired or condemned by eminent domain, and Landlord is unable to provide reasonably similar replacement parking, or (b) more than twenty (20%) percent of the rentable square footage of the Premises shall be acquired or condemned by eminent domain, then in either such event Tenant may terminate the Lease and this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall not have a claim for the value of any unexpired term of said Lease. The Rent and all Additional Rent payable hereunder shall be payable up to the date of said title vesting in such proceeding. In the event that any part of the Premises shall be acquired or condemned by eminent domain and Tenant does not elect to terminate this Lease pursuant to this Article, this Lease shall be and remain unaffected by such eminent domain, unless otherwise provided herein, except that the Rent and other amounts payable hereunder shall be abated proportionately to the area of the Premises so condemned or taken, effective as of the date of said vesting in such proceeding.

If the whole of the Premises shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain, or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”), the term of this Lease and all rights of Tenant hereunder except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking, and the Rent and Additional Rent payable under this Lease shall abate from the date on which the Taking occurs.

In the event of a Taking of less than the whole of the Premises, or a portion of the parking area, this Lease shall cease and expire in respect of the portion of the Premises and/or parking area taken upon vesting of title as a result of the Taking and, if the Taking results in the portion of the Premises remaining after the Taking being inadequate, in the reasonable judgment of Tenant for the efficient, economical operation of the Tenant’s business conducted at such time in the Premises, Tenant may elect to terminate this Lease by giving notice to Landlord of such election not more than thirty (30) days after the actual Taking by the condemning authority stating the date of termination, which date shall be not more than thirty (30) days after the date of such notice to Landlord and upon said date, this Lease and the term hereof shall cease and expire. If Tenant does not elect to terminate this Lease as aforesaid: (i) the new Rent payable under this Lease shall be the product of the total Rent payable under this Lease multiplied by a fraction, the numerator of which is the rentable square foot area of the Premises remaining after the Taking, and the denominator of which is the rentable square foot area of the Premises immediately preceding the Taking, and (ii) the net award for the Taking shall be paid to and first used by Landlord (subject to the rights of any mortgagee) to restore the portion of the Premises remaining after the Taking to substantially the same condition and tenantability (hereinafter called “pre-taking condition”) as existed immediately preceding the date of the Taking. Notwithstanding anything to the contrary contained herein, in the event of a Taking of less than the whole of the Premises or a portion of the parking area, Tenant shall be entitled to the condemnation proceeds allocable to Tenant’s leasehold interest and leasehold improvements, to the extent same are affected by such Taking.

In the event of a Taking of the Premises or any part thereof, and whether or not this Lease is terminated, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease. Tenant agrees that in any condemnation proceeding, Tenant may make a claim only for the value of Tenant’s fixtures, equipment, leasehold improvements and moving expenses.

29.   End Of Term.   Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises broom-clean and in good condition, ordinary wear and tear excepted. Tenant shall remove all of its property. Any property of Tenant not removed from the Premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by Landlord, the cost of the removal and repairs occasioned by such removal to be at Tenant’s expense. Tenant’s obligations to observe or perform the terms of this Article shall survive the expiration or earlier termination of this Lease.

30.   Successors And Assigns.   The terms, agreements, covenants and conditions contained in this Lease are binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Tenant shall have no right to assign this Lease or to sublease the space described herein except as expressly provided in this Lease.

31.   Limitation Of Liability.    Except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors, Landlord shall not be liable for any damages or injury to property of Tenant or of any other person, including property entrusted to employees of Landlord, nor loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever, nor shall Landlord or its agents or employees be liable for any such damage caused by other tenants or persons in, upon or about the Premises or the Facility, or caused by operations in construction of any private, public or quasi-public work.

32.   Late Payments.    Any payment of Rent or Additional Rent, or any other charges or fees not made within fifteen (15) days of the due date thereof shall have a penalty of two (2%) percent added thereon for each thirty (30) day period plus interest at the rate of four (4%) percent over the Prime Rate (not to exceed twelve (12%) percent per annum) from the due date thereof; provided, however, that on one (1) occasion during each calendar year of the term of this Lease Landlord shall provide Tenant notice of such late payment and Tenant shall have a period of five (5) days thereafter within which to make such payment before any interest or late charge is assessed. If Tenant is late in making any such payment, Landlord shall, upon the request of Tenant, deliver to Tenant the amount of all penalties and the applicable interest rate at such time.

33.   Broker.    The parties represent that there was no broker responsible for bringing about or negotiating this Lease. The parties agree to defend, indemnify, and hold each other harmless against any claims for brokerage commission or compensation with regard to the Premises by any broker claiming or alleging to have acted on behalf of or to have dealt with such party.

34.           Tenant’s Failure To Vacate.     In the event the Tenant does not vacate the Premises upon the Expiration Date of this Lease, or upon the expiration of any extension or renewal thereof, then and in that event the Tenant shall remain as a month to month Tenant at a monthly rental of one and one half times the monthly Rent plus 1/12 of the previous year’s charges for all Additional Rent payable on a recurring basis (if any) due under this Lease paid in the last month of the term payable as aforesaid. The acceptance by the Landlord of such rental after the expiration date of this Lease shall not be construed as consent to such continued occupancy.

35.   Mechanic’s Liens     Notwithstanding anything to the contrary contained in this Lease, Tenant, its successors and assigns, warrant and guarantee to Landlord, its successors and assigns, that if any mechanic’s lien shall be filed against the Premises or Land of which the Premises forms a part, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (a) the same shall be discharged by Tenant, by either payment, by bond or otherwise, at the sole cost and expense of Tenant, within thirty (30) days of the giving of notice thereof by Landlord, (b) either a release or a satisfaction of lien, as the case may be, shall be filed with the County Clerk of the county in which the Premises is situate within such thirty (30) day period, and (c) a copy of such release or satisfaction, as the case may be, certified to by such County Clerk, shall be delivered to Landlord within seven (7) days after such filing.

In the event such mechanic’s lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment, bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant shall promptly reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including, without limitation, reasonable legal fees, incurred in connection with so discharging said mechanic’s lien, together with interest thereon from the time or times of payment until reimbursement by Tenant.

36.   Exculpation.      Notwithstanding anything to the contrary contained herein, Tenant shall look solely to the interest of Landlord in the Ground Lease, the Premises, the rents derived therefrom and the proceeds of any insurance, sale or financing of Landlord’s interest in the Ground Lease or the Premises for the satisfaction of any of Tenant’s remedies with regard to the payment of money or otherwise, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises, such exculpation of personal liability to be absolute. Subject to any rights that may be granted Tenant in a subordination non-disturbance and attornment agreement, as referenced in Article 38 below, Tenant specifically agrees that if this Lease is canceled or terminated for any reason, Tenant shall neither have nor assert any claim against the State of New York, State University of New York or SBU, nor their respective officers or employees, all of which claims whether existing now or which may arise in the future are hereby unconditionally and irrevocably waived. Tenant further specifically agrees that the State of New York, the State University of New York, The Research Foundation of SUNY and SBU and their directors, trustees, officers, employees, agents and assigns shall be forever relieved from any and all liability hereunder.

37.   Effect Of Conveyance By Landlord.      If Landlord shall validly assign or transfer this Lease and deliver to Tenant an agreement, in recordable form or a counterpart thereof, executed by the assignee or transferee whereupon such assignee or transferee agrees to assume performance of all the covenants to be performed by Landlord from and after the date of such delivery to Tenant, then Landlord shall be relieved and discharged from any and all liabilities thereafter accruing under this Lease.

38.   Subordination, Attornment And Non-Disturbance.    Tenant agrees that this Lease is and shall be subject and subordinate to any ground and/or underlying lease (including, but not limited to, the Ground Lease), to all mortgages, and to all renewals, modifications, consolidations, participations, replacements and/or extensions thereof now or hereafter affecting the Premises or the Facility provided that as to any currently existing and future mortgagees, Landlord shall provide Tenant with a subordination non-disturbance and attornment agreement from such mortgagee in such mortgagee’s customary form. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from OverLandlord in form and substance as provided in Section 21 of the Ground Lease.

This Lease shall not terminate or be terminable by Tenant by reason of any termination of any superior lease, by summary proceedings, or otherwise. Tenant agrees without further instruments of attornment in such case, to attorn to such lessor, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event such superior lease is terminated, and that this Lease shall not be affected in any way whatsoever by any such proceeding or termination. Tenant shall take no steps to terminate this Lease, whether or not such superior lease be terminated, without giving written notice to such lessor, and a reasonable opportunity to cure but not in excess of thirty (30) days longer than the period Landlord has to cure same, without such lessor being obligated to cure), any default on the part of Landlord under this Lease.

39.           Landlord and Tenant Compliance With Ground Lease.    The parties acknowledge and recognize the existence of the terms of the Ground Lease. Except as otherwise expressly provided herein, or except as the terms of the Ground Lease may be in conflict, or inconsistent with the terms herein provided, the terms, covenants and provisions in the Ground Lease and Exhibits thereto are hereby incorporated into and made part of this Lease with regard to the Premises to the extent applicable to the Premises. Tenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Ground Lease or which would cause the Ground Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in the Overlandlord. Tenant shall comply with all obligations contained in the Ground Lease required to be performed by or otherwise applicable to a subtenant of the Premises thereunder providing such terms are not inconsistent with the terms of this Lease. If Tenant shall cause a default in the performance of any of Landlord’s obligations under the Ground Lease due to a default by Tenant under the terms of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default within the time periods provided in the Ground Lease, or sooner, for the account and at the expense of Tenant.

Landlord will comply with all of the terms of Ground Lease and will not voluntarily terminate the Ground Lease or amend the Ground Lease in a manner which would adversely affect Tenant’s rights under this Lease.

40.           Entire Agreement. This Lease, including any attachments, constitutes the entire agreement between the parties hereto and all previous communications between the parties, whether written or oral, with reference to the subject matter of this lease are hereby superseded.

41.           Miscellaneous.

(a)         This Lease is transmitted for examination only and does not constitute an offer to lease. This Lease shall become effective only upon execution hereof by the parties hereto and delivery by Landlord to Tenant of an executed Lease.

(b)         This instrument contains the entire and only agreement between the parties with respect to the subject matter hereof. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

(c)         This Lease shall not be modified, changed, or amended in any way or canceled, terminated or abridged or any provision hereof waived, except by a writing subscribed by the party to be charged.

(d)         If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(e)         This Lease shall be governed by and construed in accordance with the laws of the State of New York.

(f)          Neither this Lease nor any memorandum hereof shall be recorded without Landlord’s prior written consent.

(g)         In the event that Landlord defaults in any of its obligations hereunder, except in the case of emergencies, Landlord will have thirty (30) days from its receipt of written notice from Tenant specifying the nature of the default to cure such default (provided, however, in the event that such default is of a nature that it cannot be cured within such thirty (30) day period, and Landlord is diligently proceeding to cure such default, Landlord shall have such reasonable time to cure such default).

(h)         This Lease may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original, and all of which counterparts of this Lease, as the case may be, when taken together will be deemed to be but one and the same instrument. Delivery of an executed counterpart signature page to this Lease by facsimile or in electronic (“pdf” or “tif”) format shall be equally as effective as delivery of a manually executed and delivered counterpart of this Lease.

(i)           The preamble set forth above is incorporated herein and made a part of this Lease.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:		TENANT:

Long Island High Technology Incubator, Inc.		Applied DNA Sciences, Inc.

By:	/s/ Anilkumar Dhundale	By:	/s/ Kurt Jensen

Name:	Anilkumar Dhundale	Name:	Kurt Jensen

Title:	EXECUTIVE DIRECTOR	Title:	CFO

Date:	June 14, 2013	Date:	6/14/13

AMENDMENT TO AGREEMENT OF LEASE

This Amendment to Agreement of Lease (this “Amendment”) is made as of this 14th day of June, 2013 between Long Island High Technology Incubator, Inc. (“Landlord”) and Applied DNA Sciences, Inc. (“Tenant”).

WHEREAS, the parties hereto previously entered into that certain Agreement of Lease (the “Original Lease”), dated as of November 1, 2005, as amended, relating to Suites 111, 112, 113, 114, 115, 117, 213, 215, 217 and 219 (collectively, the “Demised Premises”) located in the building known as 25 Health Sciences Drive, Stony Brook, New York; and

WHEREAS, Tenant currently leases the Demised Premises from Landlord on a month-to-month basis under the terms and conditions set forth in the Original Lease; and

WHEREAS, Landlord has constructed a building (the “Replacement Premises”) located at 50 Health Sciences Drive, Stony Brook, New York; and

WHEREAS, Landlord and Tenant intend to enter into that certain Agreement of Lease (the “New Lease”) under which Landlord will lease to Tenant, and Tenant will hire from Landlord, the Replacement Premises; and

WHEREAS, Landlord and Tenant agree that Tenant may remain in the Demised Premises until such time Tenant moves into the Replacement Premises (the “Occupancy Date”); and

WHEREAS, Landlord and Tenant agree that, so long as Tenant is paying rent under the New Lease, Tenant may remain in the Demised Premises, free of charge, until the Occupancy Date; and

WHEREAS, the parties hereto wish to amend the terms of the Original Lease as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Recitals. All recitals set forth above are incorporated herein and made a part hereof.

2.   Cessation of Rent Payments Under the Original Lease. The parties hereby agree that, as of the date Tenant begins paying rent under the New Lease, Tenant’s obligations to pay rent under the Original Lease shall cease.

3.   Continued Occupancy. The parties hereby agree that, so long as Tenant is paying rent under the New Lease, Tenant may continue in occupancy of the Demised Premises at no charge until Tenant moves into the Replacement Premises.    Notwithstanding anything to the contrary herein, Tenant shall vacate and surrender the Demised Premises no later than August 15, 2013.  In the event that Tenant fails to vacate any suites by August 15, 2013 in accordance with the terms of the Original Lease, rent as provided for each suite in the Original Lease, as may have been amended, will be reinstated for such suite through the actual date of surrender on a month to month basis.

4.   No Further Amendments.  Except as specifically set forth above, the Original Lease remains in full force and effect and unamended on a month to month basis.

5.   Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without reference to its principles of conflicts of laws.

6.   Counterparts. This Amendment may be executed in counterparts by facsimile or PDF signature and by each party on separate counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have duly executed this Amendment as of the date first written above.

LANDLORD:

LONG ISLAND HIGH TECHNOLOGY INCUBATOR, INC.

By:	/s/ Anilkumar Dhundale
Name: Anilkumar Dhundale
Title: EXEC. DIRECTOR

TENANT:

APPLIED DNA SCIENCES, INC.

By:	/s/ Kurt Jensen
Name:
Title: